UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of March 29, 2019
(Date of earliest event reported)

NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 SE 6th Way Vancouver, Washington 98683
(Address of principal executive offices and zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

NAUTILUS, INC.
FORM 8-K

Item 1.01          Entry into a Material Definitive Agreement.

On March 29, 2019, Nautilus, Inc. (the “Company”) entered into a Credit Agreement by and among the Company, as borrower, JPMorgan Chase Bank, N.A. (“Chase Bank”), as administrative agent, lender and issuing bank (the “Credit Agreement”), pursuant to which Chase Bank agreed, among other things, to make available to the Company a revolving loan facility in the principal amount of  up to $40,000,000 (as such amount may increase or decrease in accordance with the terms of the Credit Agreement). The principal amount of the loan will bear interest based on Chase Bank’s floating prime rate or adjusted LIBOR, plus an applicable margin. Debt under the Credit Agreement will mature, and all outstanding amounts thereunder will be payable, on March 29, 2022. Repayment of obligations under the Credit Agreement is secured by a pledge over all assets of the Company and certain of its subsidiaries. The Company’s existing credit facilities and agreements with Chase Bank terminated upon the closing of the transactions contemplated by the Credit Agreement.

The Credit Agreement contains customary covenants for financings of this type, including, among other terms and conditions, revolving availability subject to a calculated borrowing base, minimum cash reserves and minimum fixed charge cover ratio covenants, as well as limitations and conditions on the Company’s and each of its participating subsidiaries’ ability to: create, incur, assume or be liable for indebtedness; dispose of assets outside the ordinary course; acquire, merge or consolidate with or into another person or entity; create, incur or allow any lien on any of its property; make investments; or pay dividends or make distributions, in each case subject to certain exceptions. In addition, the Credit Agreement provides for certain events of default such as nonpayment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency and default on indebtedness held by third parties (subject to certain limitations and cure periods).

This description of the Credit Agreement is a summary only and qualified in its entirety by reference to the text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.

Item 1.02    Termination of a Material Definitive Agreement.

The information in Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

April 1, 2019	By:	/s/ Sidharth Nayar
Date		Sidharth Nayar
Chief Financial Officer
(Principal Financial and Accounting Officer)